UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 2, 2010

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

Registrant’s telephone number, including area code:        626-303-7902

                                    Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Divestiture of Domilens GmbH

On March 2, 2010 STAAR Surgical Company (“STAAR” or “we”) completed the divestiture (the “Transaction”) of all of its interest in its German distribution subsidiary, Domilens GmbH (“Domilens”) through a management buyout led by funds managed by Hamburg-based Small Cap Buyout Specialist BPE Unternehmensbeteiligungen GmbH (“BPE”).  To effectuate the Transaction STAAR Surgical AG (“STAAR AG”), STAAR’s Swiss subsidiary and holder of 100% of the shares of Domilens, signed a Stock Purchase Agreement (the “Agreement”) with Domilens Akquisitions GmbH (“Domilens Acquisitions”) on February 24, 2010.  Domilens Akquisitions is a newly formed entity 74% owned by BPE and 26% owned by senior management of Domilens.

The Agreement provides for a Purchase Price of €10,512,100 (approximately US$14.3 million at currently prevailing exchange rates).  After adjusting for €800,000 in cash dividends received by STAAR from Domilens in December 2009 and January 2010, and the exclusion of expenses related to compliance with the Sarbanes-Oxley Act of 2002, at closing on March 2, 2010 Domilens Akquisitions paid a cash Net Purchase Price of €9,685,700 (approximately US$13.2 million at currently prevailing exchange rates).  €100,000 of the Net Purchase Price was paid into an escrow account, to be held against payment of any unaccrued taxes assessed for periods prior to December 31, 2009.  Funds remaining after the resolution of such potential liabilities, if any, will be distributed to STAAR from the escrow account, no later than December 31, 2011.

Based on the performance of Domilens in fiscal years 2010, 2011 and 2012, STAAR may earn up to an additional €675,000 (approximately $920,000 at currently prevailing exchange rates).  These additional “earn-out” payments will be paid on achievement of specified earnings before income tax (“EBIT”) as set forth below.  If a target is missed in any year, but in the following year Domilens achieves the target and also makes up for the earlier shortfall, the payments for both years will be earned and paid.

Fiscal Year	Domilens EBIT	Earn-Out Payment
2010	€2,500,000	€200,000
2011	€2,900,000	€225,000
2012	€3,500,000	€250,000

After expenses, and excluding the escrowed funds and any earn-out payments, STAAR expects to receive net cash proceeds of approximately €10,054,000 from the transaction (approximately US$13.6 million at currently prevailing exchange rates).

In connection with the Stock Purchase Agreement, STAAR on February 24, 2010 entered into a Distribution Agreement with Domilens providing for the continued sale of certain STAAR products following the transfer of ownership.  The Distribution Agreement has a term of five years.  During the first three years of the term Domilens will be the exclusive distributor of covered products in Germany and Austria, subject to Domilens achieving minimum purchase levels.  After the initial three-year period Domilens will have non-exclusive distribution rights for these STAAR products, unless the parties agree to an extension of the exclusivity. The following products are covered by the Distribution Agreement:  preloaded silicone and acrylic IOL injectors; the Visian ICL, Visian Toric ICL and Visian Hyperopic ICL.

STAAR's Current Report on Form 8-K filed on March 2, 2010, inadvertently reported the date of the Agreement and Distribution Agreement as February 23, 2010. Both agreements were signed on February 24, 2010.

Forward-Looking Statements

Any statements in this report that are not historical in nature are forward-looking statements, including statements regarding any future payment that may be received by STAAR as a result of the earn-out provisions or the escrow account provided for in the Stock Purchase Agreement.  The earn-out payments will be earned only if Domilens significantly improves its performance over levels it has historically been able to achieve. Domilens may not be able to achieve these improvements.  The escrow account will be used to pay any additional unaccrued taxes that the German tax authorities may assess after their next audit, which STAAR cannot predict and may leave little or no funds in the escrow account remaining for distribution to STAAR.

Item 2.02 Results of Operations and Financial Condition.

On March 2, 2010, STAAR published a press release reporting its financial results for the quarter and fiscal year ended January 1, 2010 (the Press Release"), a copy of which is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

On March 2, 2010 STAAR held a conference call to discuss the financial results for the quarter and fiscal year ended January 1, 2010.  An archive of the webcast of the conference call has been posted on the Company's website at www.staar.com.  A transcript of the conference call is furnished as Exhibit 99.2 to this report and is incorporated herein by this reference.

Item 9.01 – Financial Statements and Exhibits

(b) Pro Forma Financial Information.

(i)	Pro Forma Condensed Consolidated Balance Sheet as of October 2, 2009;
(ii)	Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended January 2, 2009;
(iii)	Pro Forma Condensed Consolidated Statement of Operations for the nine months ended October 2, 2009;

The unaudited pro forma statements of operations for the year ended January 2, 2009 and the nine months ended October 2, 2009 give effect to the divestiture of Domilens as if STAAR had disposed of Domilens on December 29, 2007, the first day of our 2008 fiscal year.  The pro forma balance sheet as of October 2, 2009 gives effect to the divestiture of Domilens as if STAAR had disposed of it on October 2, 2009.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the disposition of Domilens.

The unaudited pro forma consolidated statements of operations and consolidated balance sheet have been prepared for illustrative purposes only and do not exclude cost savings from operational efficiencies, revenue synergies or operating strategies employed prior to the disposition. Therefore, the pro forma financial information is not necessarily indicative of the operating results that we would have achieved had the disposition occurred on December 29, 2007 or our financial position had the disposition occurred on October 2, 2009 and should not be construed as a representation of our future operating results or financial position.

The unaudited pro forma consolidated financial information should be read in conjunction with our audited Consolidated Financial Statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2009 and the unaudited interim Consolidated Financial Statements and the notes thereto included in our quarterly report on Form 10-Q for the quarter ended October 2, 2009.

(b) Exhibits.

Exhibit No.	Description
99.1	Press release of the Company dated March 2, 2010.
99.2	Transcript of conference call of the Company held on March 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 8, 2010	STAAR Surgical Company By: _________________ Barry G. Caldwell President and Chief Executive Officer

STAAR Surgical Company	In $000s	In $000s	In $000s		PRO FORMA
As of October 2, 2009	As Reported	Pro Forma Adjustments to			In $000s
	10/2/2009	Dispose Domilens			10/30/2009
BALANCE SHEET	Consolidated	Deconsolidate	Assumed		EX Domilens
Account Description	USD	Domilens	Proceeds*	Footnotes	USD

Cash	$5,644	$(768)	$12,998	(A)	$17,874
Restricted Cash	7,368		136	(B)	7,504
Accounts Receivable, net	9,411	(2,169)			7,242
Inventory, net	15,296	(3,645)			11,651
Prepaids & other current	2,196	(633)			1,563
Other current assets			98	(C)	98
Total Current Assets	$39,915	$(7,215)	$13,232		$45,932

PP&E, net	5,180	(1,152)			4,028
Intangibles, net	5,039				5,039
Goodwill	7,847	(6,302)			1,545
Other assets	1,242	-			1,242
Total Assets	$59,223	$(14,669)	$13,232		$57,786

Accounts Payable	6,182	(2,057)			4,125
Other Current Liabilities	13,351	(777)			12,574
			476	(D)
			136	(E)
			64	(F)
			146	(G)	822

Line of Credit	2,220				2,220
Total Current Liabilities	$21,753	$(2,834)	$822		$19,741

Long Term Liabilities	3,838	(113)			3,725
Notes Payable	4,389				4,389
Total Liabilities	$29,980	$(2,947)	$822		$27,855

Preferred Stock	6,780				6,780
					-
Common stock	347				347
APIC	149,268				149,268
AOCI	3,456	(2,170)			1,286
Accumulated Deficit	(130,608)	(9,552)	$12,410		(127,750)
Total Stockholders' Equity	$22,463	$(11,722)	$12,410		$23,151

Tottal S/E, P/S and Liabilities	$59,223	$(14,669)	$13,232		$57,786

(F) Pro Forma Gain calculation
Gain on Sale of Domilens:	$000s
- Proceeds	$12,410
- Net Assets (Domilens)	(9,552)
- Gain on Sale	$2,858

(A) - Represents the net cash proceeds from the sale of Domilens, net of $136k escrow funds withheld for future contingent tax liabiliy pending tax audits. Detailed as follows:

000s	EUR	USD
Sales price	9,686	$13,134
Less: Escrow funds	(100)	$(136	)(B)
Net sales price per SPA	9,586	$12,998

(B) - Represents the restricted cash escrow established for contingent tax liability pending tax audit by both parties.

(C) - Represents receivable from Domilens for Q42009 management fees not yet paid as of close of transaction.

(D) - Represents the incentive ($137) and success ($339) fees payable to the investment bank upon closing of transaction.

(E) - Represents the restricted cash escrow established for contingent tax liability pending tax audit by both parties.

(F) - Represents the total marketing allowance payable by STAAR to the new company in four equal installments.

(G) - Represents the estimated tax on sale owed by STAAR.

STAAR Surgical Company	In $000s		In $000s		In $000s		In $000s
Nine Months Ended October 2, 2009	As Reported		Pro Forma Adj				Pro Forma
	10/2/2009		Dispose Domilens				10/2/2009
P&L	Consolidated	% of	Deconsolidate	% of	Pro Forma		EX Domilens	% of
Account Description	USD	Sales	Domilens	Sales	Adjustments	Footnotes	USD	Sales

Net Sales	$ 55,514	100.0%	(17,743)	100.0%	$ 518	(a)	38,289	100.0%
Cost of Goods Sold	24,675	44.4%	(10,092)	56.9%	211	(a)	14,794	38.6%
Gross Profit	$ 30,839	55.6%	$ (7,651)	43.1%	$ 307	(a)	$ 23,495	61.4%

General & Administrative	11,626	20.9%		0.0%			11,626	30.4%
Sales and Marketing	17,784	32.0%	(6,434)	36.3%	(222)	(b)	11,128	29.1%
Research & Development	4,395	7.9%		0.0%			4,395	11.5%
Total SG&A	$ 33,805	60.9%	$ (6,434)	36.3%	$ (222)		$ 27,149	70.9%

Operating Loss	(2,966)	-5.3%	(1,217)	6.9%	529		(3,654)	-9.5%

Other Income/(Expense)
Interest income	36	0.1%	(20)	0.1%			16	0.0%
Interest expense	(1,183)	-2.1%	8	0.0%	(105)	(c)	(1,280)	-3.3%
FX gain/(loss)	200	0.4%	23	-0.1%			223	0.6%
Other inc/(exp)	122	0.2%	(32)	0.2%			90	0.2%
Other income/(expense), net	(825)	-1.5%	(21)	0.1%	(105)		(951)	-2.5%

Loss before Income Taxes	(3,791)	-6.8%	(1,238)	7.0%	424		(4,605)	-12.0%
Income tax provision	(926)	-1.7%	329	-1.9%	-		(597)	-1.6%
Net Loss	$ (4,717)	-8.5%	$ (909)	5.1%	$ 424		$ (5,202)	-13.6%

Loss per share - basic & diluted	$ (0.15)		$ (0.03)		$ 0.01		$ (0.16)

Wtd avg shares o/s - basic & diluted	31,751		31,751		31,751		31,751

(a) - Represents the intercompany sales and cost of sales made to Domilens which was eliminated in consolidation when
Domilens was wholly owned by AG, which would have been earned assuming Domilens was not part of the Company and therefore not eliminated in consolidation.

(b) - Represents the direct and incremental transaction costs related to the sale of Domilens incurred through the period presented.
The Company would not have incurred these expenses had it not been for the sale of Domilens.
Pro Forma Excludes Management Fees as those are not considered to be earned or available if AG did not own Domilens,

c) Represents interest expense recorded in connection with the Domilens intercompany loans payable by STAAR that would have not been eliminated had Domilens not been a subsidiary of the Company.

STAAR Surgical Company	In $000s		In $000s				In $000s
Fiscal Year Ended January 2, 2009	As Reported		Pro Forma Adj				Pro Forma
	1/2/2009		Dispose Domilens				1/2/2009
P&L	Consolidated	% of	Deconsolidate	% of	Pro Forma		EX Domilens	% of
Account Description	USD	Sales	Domilens	Sales	Adjustments	Footnotes	USD	Sales

Net Sales	$ 74,894	100.0%	(25,124)	100.0%	$ 1,070	(a)	50,840	100.0%
Cost of Goods Sold	34,787	46.4%	(14,090)	56.1%	511	(a)	21,208	41.7%
Gross Profit	$ 40,107	53.6%	$ (11,034)	43.9%	$ 559	(a)	$ 29,632	58.3%

General & Administrative	15,730	21.0%					15,730	30.9%
Sales and Marketing	27,053	36.1%	(8,580)	34.2%	-	(b)	18,473	36.3%
Research & Development	7,938	10.6%					7,938	15.6%
Other expenses	9,773	13.0%					9,773	19.2%
Total SG&A	$ 60,494	80.8%	$ (8,580)	34.2%	$ -		$ 51,914	102.1%

Operating Loss	(20,387)	-27.2%	(2,454)	9.8%	559		(22,282)	-43.8%

Other Income/(Expense)
Interest income	160	0.2%	(47)	0.2%			113	0.2%
Interest expense	(901)	-1.2%	4	0.0%	(116)	(c)	(1,013)	-2.0%
FX gain/(loss)	(696)	-0.9%	287	-1.1%			(409)	-0.8%
Other inc/(exp)	152	0.2%	(27)	0.1%			125	0.2%
Other income/(expense), net	(1,285)	-1.7%	217	-0.9%	(116)		(1,184)	-2.3%

Loss before Income Taxes	(21,672)	-28.9%	(2,237)	8.9%	443		(23,466)	-46.2%
Income tax provision	(1,523)	-2.0%	548	-2.2%	-		(975)	-1.9%
Net Loss	$ (23,195)	-31.0%	$ (1,689)	6.7%	$ 443		$ (24,441)	-48.1%

Loss per share - basic & diluted	$ (0.79)		$ (0.06)		$ 0.02		$ (0.83)

Wtd avg shares o/s - basic & diluted	29,474		29,474		29,474		29,474

(a) - Represents the intercompany sales and cost of sales made to Domilens which was eliminated in consolidation when
Domilens was wholly owned by AG, which would have been earned assuming Domilens was not part of the Company and therefore not eliminated in consolidation.

(b) - Represents the direct and incremental transaction costs related to the sale of Domilens incurred through the period presented.
None incurred as of this period presented.
Pro Forma Excludes Management Fees as those are not considered to be earned or available if AG did not own Domilens,

c) Represents interest expense recorded in connection with the Domilens intercompany loans payable by STAAR that would have not been eliminated had Domilens not been a subsidiary of the Company.